Exhibit 23.1 Page 1

                                  EXHBIIT 23.1

                CONSENT OF INDEPDENT CERTIFIED PUBLIC ACCOUNTANTS



     We hereby consent to the use in this Registration Statement, Number _____, of our report dated June 29, 1998, relating to the June 25, 1998 financial statements of FAS Group, Inc. and to the reference to our firm under the caption "Eperts" in the Information Statement/Prospectus.



                                   /s/Harper  &  Pearson  Company


Houston,  Texas
August  7,  1998

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